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                                                                     EXHIBIT 5.1

                       STRADLING, YOCCA, CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                              POST OFFICE BOX 7680
                      NEWPORT BEACH, CALIFORNIA 92660-6441
                            TELEPHONE (714) 725-4000
                            FACSIMILE (714) 725-4100

                                 July 20, 1995
ELDORADO BANCORP
17752 East 17th Street
Tustin, California 92680

                     RE: Registration Statement on Form S-4

Gentlemen:

     At your request, we have examined the form of Registration Statement (the "Registration Statement") being filed by Eldorado Bancorp, a California corporation (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 630,276 shares of Common Stock (the "Common Stock") of the Company, which are to be issued in the merger of Mariners Bancorp with and into Eldorado Bank, a wholly-owned subsidiary of the Company (the "Merger").

     We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issue and sale of the shares of Common Stock.

     Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the shares of Common Stock, when issued to the former shareholders of Mariners Bancorp following the effectiveness of the Merger, in the manner described in the Registration Statement, will constitute legally issued and outstanding shares of the Company's Common Stock, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus/Proxy Statement, which is a part of the Registration Statement.

                                          Respectfully Submitted,

                                          STRADLING, YOCCA, CARLSON & RAUTH